Exhibit 99.1

Ameresco Reports First Quarter 2026 Financial Results

Strong Revenue and Pipeline Growth
20% Awarded and 8% Total Backlog Year over Year Growth
Leadership Promotions Position the Company for Accelerated Long Term Growth
Announces Transformational Investment by HASI in Ameresco’s Biogas Business
Updates 2026 Guidance as a Result of the Investment

First Quarter 2026 Financial Highlights:
•Revenues of $401.5 million
•Net loss attributable to common shareholders of $18.3 million
•GAAP EPS of ($0.35)
•Non-GAAP EPS ($0.33)
•Adjusted EBITDA of $40.5 million

FRAMINGHAM, MA – May 4, 2026 – Ameresco, Inc. (NYSE:AMRC), a leading energy infrastructure solutions provider, today announced financial results for the first quarter ended March 31, 2026. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “The first quarter represented a solid start to the year, with revenue growth of 14% despite adverse weather conditions. During the quarter we secured over half a billion dollars in new project awards, driving 20% growth in our Awarded Backlog which now stands at almost $2.8 billion.

“Our customers are navigating a convergence of rising energy costs, rapidly increasing demand, and an imperative for highly resilient energy systems. Against this backdrop, we are experiencing record levels of business development activity, with especially strong demand coming from our Federal government customers. Ameresco’s diversified mix of building efficiency and energy infrastructure Project offerings together with our Energy Asset solutions and O&M capabilities puts us in a unique position to address these complex challenges as a go-to, comprehensive solutions provider.”

“In a separate release today, we announced the signing of an agreement with HASI for an important $400 million strategic investment in our biofuels business, creating a newly formed joint venture named Neogenyx Fuels. Ameresco has been a leader in the biofuels industry for the last twenty-five years, turning the beneficial use of biogas into a reliable low-carbon fuel source,” said George Sakellaris, Chief Executive Officer of Ameresco. “When completed, this transaction will enable us to monetize a portion of the $1.8 billion enterprise value that we have created in our biogas business, while allowing us to accelerate the future growth of this platform."

First Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in thousands)	Q1 2026			Q1 2025
	Revenue	Net (Loss) Income (1)	Adj. EBITDA	Revenue	Net (Loss) Income (1)	Adj. EBITDA
Projects	$290,489	($4,290)	$5,844	$251,461	$393	$8,736
Energy Assets	$60,705	($16,669)	$30,014	$56,693	$(5,884)	$30,106
O&M	$30,223	$1,579	$2,586	$24,846	$733	$1,662
Other	$20,043	$1,097	$2,028	$19,829	$(725)	$130
Total (2)	$401,460	($18,283)	$40,472	$352,829	$(5,483)	$40,634

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not sum due to rounding.

Total revenue was $401.5 million, up 14% year over year, driven by strong performances in Projects and O&M. Project revenue increased 16% to $290.5 million, reflecting solid execution across Federal and key geographies in both Building Efficiency and Energy Infrastructure solutions. Energy Asset revenue grew 7% to $60.7 million, supported by continued expansion of our operating asset portfolio, more than offsetting the impact of adverse weather conditions at several RNG facilities. O&M revenue increased 22%, driven by the continued additions of new long-term contracts. Gross margin of 14% reflects the impact of adverse weather at certain RNG sites and project mix.

Net interest and other expenses was $27.8 million, reflecting an increase year over year, primarily driven by $1.8 million of non-cash mark-to-market adjustments on non-hedged derivatives and $0.9 million of foreign exchange losses.

The effective tax rate was approximately 18% in Q1, compared to a (27)% benefit in the prior year, reflecting our decision to monetize certain investment tax credits through third-party sales. Net loss attributable to common shareholders was $18.3 million or $(0.35) per diluted share, with

Non-GAAP loss per share of $(0.33). Adjusted EBITDA of $40.5 million was in line with the Company’s expectations.

Project and Asset Highlights

($ in millions)	At March 31, 2026
Awarded Project Backlog (1)	$2,774
Contracted Project Backlog	$2,497
Total Project Backlog	$5,271
12-month Contracted Backlog (2)	$1,094
New Contracts	$318
New Awards (3)	$522

Total O&M Revenue Backlog	$1,543
12-month O&M Backlog	$118
Total Energy Asset Visibility (4)	$3,784
Total Revenue Visibility	$10,598

Energy Assets Placed into Operation	1 MWe
Energy Assets New Awards / Scope Changes	0 MWe
Total Operating Energy Assets	839 MWe
Ameresco's Net Assets in Development (5)	568 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed
(4) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(5) Net MWe capacity includes only our share of any jointly owned assets

Balance Sheet and Cash Flow Metrics

($ in millions)	March 31, 2026
Total Corporate Debt (1)	$383.1
Corporate Debt Leverage Ratio (2)	3.2X
Non-Core Debt, International JVs (4)	$27.4

Total Energy Asset Debt (3)	$1,576.3
Energy Asset Book Value (5)	$2,155.8
Energy Debt Advance Rate (6)	73%

Q1 Cash Flows from Operating Activities	$35.4
Plus: Q1 Proceeds from Federal ESPC Projects	$26.6
Equals: Q1 Non-GAAP Adjusted Cash from Operations	$62.0

8-quarter rolling average Cash Flows from Operating Activities	$6.5
Plus: 8-quarter rolling average Proceeds from Sales of ITC	$16.5
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$33.9
Equals: 8-quarter rolling average Non-GAAP Adjusted Cash from Operations	$57.0

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Non-core Debt associated with our international joint ventures
(5) Book Value of our Energy Assets in operations and in-construction and development
(6) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended the first quarter with $104.0 million in unrestricted cash. Total corporate debt, including subordinated debt, term loans and borrowings under our revolving line of credit, increased to $383.1 million, supporting working capital needs associated with the continued growth of our project and energy asset businesses.

During the quarter the Company executed approximately $149.5 million of new financing commitments. Energy Asset Debt totaled $1.6 billion representing an Energy Debt Advance rate of 73% of Energy Asset Book Value. Non-GAAP Adjusted Cash from Operations for the quarter was $62.0 million, with an 8-quarter rolling average Non-GAAP Adjusted Cash from Operations of $57.0 million.

Summary and Outlook
“Ameresco is off to a solid start this year, against a favorable backdrop of strong secular trends. We made several important organizational changes in the first quarter that are designed to enhance our ability to execute more effectively and better profit from the tremendous opportunities on the horizon,” concluded CEO George Sakellaris.

Based on our strong start to the year, we would have reaffirmed our original 2026 guidance. In anticipation of the closing of the Neogenyx Fuels transaction, however, we are updating our full-year guidance to reflect the expected impact on our reported results.  Importantly, this update is driven by the structure of the transaction and does not change our underlying operating expectations.

Given the structure of the transaction, we plan to consolidate Neogenyx Fuels, and therefore our revenue guidance remains unchanged. 30% of Neogenyx Fuel's net income will be attributable to HASI and reflected as income attributable to non-controlling interest. Consistent with this, our reported Adjusted EBITDA, as well as our operating assets and assets in development metrics will reflect our 70% ownership.

The company continues to anticipate placing approximately 100-120 MWe of total energy assets in service, including 2 RNG plants. Expected capex is $300 million to $350 million, the majority of which is expected to be funded with a combination of energy asset debt, HASI's investment, tax equity and tax credit sales.

The revenue cadence for the remainder of the year is expected to follow our historical seasonal pattern, with results weighted toward the second half. We expect the second half to contribute approximately 60% of total 2026 revenue, consistent with recent-year performance.

For the second quarter, with the expectation that the Neogenyx Fuels transaction will close, we expect Adjusted EBITDA of $58 million to $62 million and Non‑GAAP EPS of $0.18 to $0.23.

FY 2026 Guidance Ranges
Revenue	$2.0 billion	$2.2 billion
Gross Margin	17%	18%
Adjusted EBITDA (1)	$250 million	$270 million
Depreciation & Amortization	$115 million	$116 million
Interest Expense & Other	$95 million	$100 million
Effective Tax Rate	(20)%	(10)%
Net Income Attributable to Non-Controlling Interest	($22) million	($29) million
Non-GAAP EPS	$1.06	$1.28

(1) The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA to the most directly comparable GAAP measure without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss first quarter 2026 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 4849290, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, Non- GAAP EPS, Non-GAAP net income and Non-GAAP adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy infrastructure solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, data centers, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
This release contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained herein specifically include expectations about market conditions, pipeline, visibility, backlog, pending agreements, new and expanding market opportunities, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments; guidance related to the proposed Neogenyx Fuels transaction, the governance, operating and financial terms of the Neogenyx Fuels transaction, and the anticipated closing date thereof, if at all, statements regarding potential future growth prospects of the joint venture, and Ameresco’s intended use of the proceeds from the contribution of assets to the joint venture; the impact of policies and regulatory changes, supply chain disruptions, shortage and cost of materials and labor, other macroeconomic and geopolitical challenges; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.

The forward-looking statements included herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the impact of a prolonged government shutdown and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of and ability to close our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; and risks related to our international operation and international growth strategy. These and other risks are described under the "Risk Factors" section in our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and other documents we file from time to time with the Securities and Exchange Commission.

The forward-looking statements included in this release represent our views as of the date on which such statement is made. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date on which such statement was made.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,967	$71,785
Restricted cash	91,305	92,515
Accounts receivable, net	249,197	257,856
Accounts receivable retainage, net	49,352	53,618
Unbilled revenue	781,994	799,109
Inventory, net	12,519	12,609
Prepaid expenses and other current assets	236,403	239,865
Income tax receivable	3,453	2,166
Project development costs, net	26,235	23,010
Total current assets	1,554,425	1,552,533
Federal ESPC receivable	512,707	503,449
Property and equipment, net	10,102	10,077
Energy assets, net	2,155,837	2,081,224
Deferred income tax assets, net	99,338	96,868
Goodwill, net	68,988	69,302
Intangible assets, net	6,871	7,464
Right-of-use assets, net	75,645	76,165
Restricted cash, non-current portion	57,178	22,215
Other assets	100,196	117,797
Total assets	$4,641,287	$4,537,094

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$162,176	$132,125
Accounts payable	666,744	691,197
Accrued expenses and other current liabilities	118,711	113,878
Current portions of operating lease liabilities	9,582	7,959
Deferred revenue	85,400	79,908
Income taxes payable	1,777	3,845
Total current liabilities	1,044,390	1,028,912
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,824,531	1,749,708
Federal ESPC liabilities	505,246	478,970
Deferred income tax liabilities, net	3,489	2,943
Deferred grant income	5,193	5,385
Long-term operating lease liabilities, net of current portion	53,641	55,938
Other liabilities	93,363	91,003

	March 31,	December 31,
	2026	2025
Redeemable non-controlling interests, net	$1,465	$1,419
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 37,041,252 shares issued and 34,939,417 shares outstanding at March 31, 2026, 36,963,263 shares issued and 34,861,428 shares outstanding at December 31, 2025	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2026 and December 31, 2025	2	2
Additional paid-in capital	400,287	395,656
Retained earnings	678,408	696,737
Accumulated other comprehensive loss, net	(2,324)	(460)
Treasury stock, at cost, 2,101,835 shares at March 31, 2026 and December 31, 2025	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	1,064,588	1,080,150
Non-controlling interests	45,381	42,666
Total stockholders’ equity	1,109,969	1,122,816
Total liabilities, redeemable non-controlling interests and stockholders' equity	$4,641,287	$4,537,094

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues	$401,460	$352,829
Cost of revenues	344,996	300,910
Gross profit	56,464	51,919
Earnings from unconsolidated entities	98	261
Selling, general and administrative expenses	46,315	38,488
Operating income	10,247	13,692
Interest expense and interest income, net	25,189	19,905
Other expenses (income), net	2,625	(1,795)
Loss before income taxes	(17,567)	(4,418)
Income tax (benefit) expense	(3,184)	1,188
Net loss	(14,383)	(5,606)
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(3,900)	123
Net loss attributable to common shareholders	$(18,283)	(5,483)
Net Loss per share attributable to common shareholders:
Basic and diluted	$(0.35)	$(0.10)
Weighted average common shares outstanding:
Basic and diluted	52,886	52,544

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(14,383)	$(5,606)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation of energy assets, net	28,199	22,842
Depreciation of property and equipment	499	573
Increase in contingent consideration	—	71
Accretion of ARO liabilities	124	108
Amortization of debt discount and debt issuance costs	1,990	1,451
Amortization of intangible assets	565	525
Provision for credit losses	4	9
Gain on disposal of assets	—	(1,370)
Energy asset impairment	334	—
Non-cash production tax credits recognized	(3,439)	—
Non-cash project revenue related to in-kind leases	(401)	(2,274)
Earnings from unconsolidated entities	(98)	(261)
Unrealized loss from derivatives	1,790	1,335
Stock-based compensation expense	4,176	2,844
Deferred income taxes, net	(1,895)	1,188
Unrealized foreign exchange loss (gain)	628	(1,209)
Changes in operating assets and liabilities:
Accounts receivable	8,020	35,657
Accounts receivable retainage	5,486	(2,866)
Federal ESPC receivable	(9,710)	(17,933)
Inventory, net	89	(792)
Unbilled revenue	13,176	41,922
Prepaid expenses and other current assets	8,083	(17,700)
Income taxes receivable, net	(3,390)	(1,043)
Project development costs	(1,466)	858
Other assets	(2,966)	(1,629)
Accounts payable, accrued expenses and other current liabilities	(5,762)	(87,992)
Deferred revenue	5,670	574
Other liabilities	73	2,414
Cash flows from operating activities	35,396	(28,304)
Cash flows from investing activities:
Purchases of property and equipment	(542)	(422)
Capital investments in energy assets	(90,620)	(107,866)
Capital investments in major maintenance of energy assets	(5,776)	(5,952)
Contributions to equity method investments	—	(158)
Acquisitions, net of cash received	—	(3,972)
Cash flows from investing activities	(96,938)	(118,370)
Cash flows from financing activities:
Payments on long-term corporate debt financings	(1,250)	(14,250)
Proceeds from long-term corporate debt financings	45,000	100,000
Proceeds (payments) on senior secured revolving credit facility, net	—	(57,000)
Proceeds from long-term energy asset debt financings	182,916	112,588
Payments on long-term energy asset debt and financing leases	(121,996)	(59,186)
Payments of debt discount and debt issuance costs	(1,801)	(3,224)
Proceeds from Federal ESPC projects	26,583	29,731
Net (payments) proceeds from energy asset receivable financing arrangements	(196)	3,599
Proceeds from exercises of options and ESPP	455	430
Contributions from non-controlling interests	—	2,863
Distributions to non-controlling interest	(1,210)	(1,004)
Cash flows from financing activities	128,501	114,547
Effect of exchange rate changes on cash	(1,024)	522

	Three Months Ended March 31,
	2026	2025
Net increase (decrease) in cash, cash equivalents, and restricted cash	65,935	(31,605)
Cash, cash equivalents, and restricted cash, beginning of period	186,515	198,378
Cash, cash equivalents, and restricted cash, end of period	$252,450	$166,773

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended March 31, 2026
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$(4,290)	$(16,669)	$1,579	$1,097	$(18,283)
Less: Income tax benefit	(1,634)	(1,098)	(272)	(180)	(3,184)
Plus: Interest and other expenses, net	8,031	18,320	711	752	27,814
Plus: Depreciation and amortization	825	28,036	253	149	29,263
Plus: Stock-based compensation	3,022	631	314	209	4,176
Plus: Energy asset impairment	—	334	—	—	334
Plus (less): Contingent consideration, restructuring and other charges	(110)	460	1	1	352
Adjusted EBITDA	$5,844	$30,014	$2,586	$2,028	$40,472
Adjusted EBITDA margin	2.0%	49.4%	8.6%	10.1%	10.1%

	Three Months Ended March 31, 2025
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net (loss) income attributable to common shareholders	$393	$(5,884)	$733	$(725)	$(5,483)
Impact from redeemable non-controlling interests	—	(525)	—	—	(525)
Plus: Income tax provision	847	191	84	66	1,188
Plus: Interest and other expenses, net	4,153	13,131	358	468	18,110
Plus: Depreciation and amortization	964	22,542	279	155	23,940
Plus: Stock-based compensation	2,027	457	200	160	2,844
Plus: Contingent consideration, restructuring and other charges	352	194	8	6	560
Adjusted EBITDA	$8,736	$30,106	$1,662	$130	$40,634
Adjusted EBITDA margin	3.5%	53.1%	6.7%	0.7%	11.5%

	Three Months Ended March 31,
	2026	2025
Non-GAAP net income and EPS:
Net loss attributable to common shareholders	$(18,283)	$(5,483)
Adjustment for accretion of tax equity financing fees	(46)	(27)
Impact from redeemable non-controlling interests	—	(525)
Plus: Energy asset impairment	334	—
Plus: Contingent consideration, restructuring and other charges	352	560
Less: Income tax effect of Non-GAAP adjustments	—	(146)
Non-GAAP net loss	$(17,643)	$(5,621)

Diluted net loss per common share	$(0.35)	$(0.10)
Effect of adjustments to net income	0.02	(0.01)
Non-GAAP EPS	$(0.33)	$(0.11)

Non-GAAP Adjusted cash from operations:
Cash flows from operating activities	$35,396	$(28,304)
Plus: proceeds from Federal ESPC projects	26,583	29,731

Non-GAAP Adjusted cash from operations	$61,979	$1,427

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Non-GAAP Adjusted Cash from Operations
We define Non-GAAP adjusted cash from operations as cash flows from operating activities plus proceeds from ITC sales and proceeds from Federal ESPC projects. Cash received in payment of ITC sales are, as of our fiscal year 2025, treated as investing activities under GAAP. Federal ESPC projects are treated as financing cash flows under GAAP. These cash flows, however, correspond to benefits generated by the underlying assets and projects. Thus, we believe that adjusting operating cash flow to include the cash generated from ITC sales and by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses Non-GAAP adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our operations.